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                                                                   EXHIBIT 10.27

                                 FIRST AMENDMENT
                                       TO
                                  NISOURCE INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JUNE 1, 2002)

     WHEREAS, NiSource Inc. ("Company") maintains the NiSource Inc. Supplemental Executive Retirement Plan, as Amended and Restated Effective June 1, 2002 ("Plan"), and

     WHEREAS, the Company, by action of the Chairman of its Board of Directors, may amend any provision of the Plan, except for Article III and Article IV which may only be amended by the Company; and

     WHEREAS, the Chairman of the Board of Directors of the Company, on behalf of the Company, wishes to amend Section 6.8 of the Plan;

     NOW THEREFORE, Section 6.8 of the Plan is hereby amended, effective March 1, 2003, by adding the following at the end thereof:

                  Notwithstanding the preceding provisions of this Section 6.8, a Participant shall have the right to make the election set forth in this Section at any time during the first three months of calendar year 2003 with respect to a Change in Control that occurs during the last nine months of calendar year 2003. Any such election shall be irrevocable for calendar year 2003 and shall be subject to the other provisions of this
                  Section 6.8.

         IN WITNESS WHEREOF, the Chairman of the Board of Directors of the Company, on behalf of the Company, has executed this First Amendment on this 25th day of February, 2003.

                                      NISOURCE INC.

                                      By: /s/ Gary L. Neale
                                              Gary L. Neale

                                      Title: Chairman of the Board of Directors